Exhibit 99.1

Contact: Cory Vasquez
Director PR & Social Media
May 30, 2017	(303) 796-3667 | cjvasquez@remax.com

RE/MAX NAMES ADAM CONTOS CO-CEO

Co-Founder Dave Liniger to Share CEO Responsibilities

DENVER – RE/MAX Holdings, Inc. (the "Company”) (NYSE: RMAX), announced today the appointment, effective immediately, of Chief Operating Officer (COO)  Adam Contos to RE/MAX Co-Chief Executive Officer (Co-CEO), sharing responsibilities with Co-Founder and now Co-CEO Dave Liniger. The company is the parent company of RE/MAX, LLC, one of the world’s leading franchisors of real estate brokerage services, and Motto Franchising, LLC, franchisor of the innovative Motto Mortgage network of mortgage brokerages. The appointment allows Liniger to  focus on furthering the company’s leadership position in the industry while driving special strategic initiatives.

“I am proud to have Adam, who has successfully led many key functions in our business over the last 13 years, partner with me at the CEO position,” said Liniger. “We have a talented and dedicated group of leaders at RE/MAX and I have been actively working with them to build our future. Under Adam’s leadership, I know this dynamic team will further our position as the number one name in real estate.”

RE/MAX has employed the Co-CEO structure in several of its CEO transitions. The approach ensures continuity in RE/MAX leadership, in its successful and unique business model, and in the overall company strategy.

“We are fortunate to have a deep and talented executive team at RE/MAX. They share the same drive and desire to succeed that I had when I created this company over 44 years ago,” Liniger continued. “We are all strongly aligned around the core strategy, values, culture and mission that have made this company great. I am confident that the strength of our management team supported by our exceptional agents, brokers, franchise owners and employees will continue to drive our future growth and success.”

As COO, Contos managed RE/MAX daily operations including IT, HR, Business Development, Events, Brand Marketing, Communications, Media and Public Relations.

“Dave’s founding principles and culture of success along with the dedication of RE/MAX agents and owners have made RE/MAX the greatest real estate company in the world,” said Contos. “I’m honored to drive RE/MAX forward on behalf of over 110,000 agents who represent this iconic brand by delivering exceptional service to their clients. We will continue to advance RE/MAX and the real estate industry by delivering the products and services that have made our franchisees and agents so successful for the last four decades.”

Contos joined RE/MAX in 2004 working with offices in the Mountain States Region and was promoted to the Region’s Vice President the following year. Between 2007 and 2013 he served as Region Vice President first for the California & Hawaii Region and later the RE/MAX Florida Region.  He was promoted to Vice President, Region Development, in 2013 and then to Senior Vice President, Marketing, in February 2015. During his Marketing tenure,  he and the business development team built a robust franchise sales process that fueled record growth. And in 2016, Contos was named  Chief Operating Officer.

Serene Smith, Senior Vice President of Financial Planning and Business Analytics, succeeds Contos as Chief Operating Officer. Smith joined RE/MAX in 2006 as the Senior Manager of Internal Audit and was named Vice President, Financial Planning and Analysis, in 2014 and a Senior Vice President in January 2016.

RE/MAX recently celebrated an impressive 2016, with the largest agent growth since the recession in early 2008 along with successfully launching Motto Mortgage, the first franchise mortgage concept in the United States.  RE/MAX grew to over 110,000 agents last year and has a presence in 100 countries and territories, a global footprint unmatched by any other real estate brand.

RE/MAX Co-CEO Adam Contos Biography

As a respected and tenured RE/MAX leader, Liniger and the RE/MAX Board of Directors hand-selected COO Adam Contos as co-CEO. Contos not only has a passion and love for RE/MAX franchisees, agents and the Denver headquarters’ staff, but he  is  especially driven to move RE/MAX and the entire industry forward through technology and innovation.

Like Liniger, Contos has military experience, having served in the US Marine Corps Reserve in the early 1990s until he was honorably discharged as a sergeant in 1996.  After his service, Contos worked for the Douglas County Sherriff’s Office in Colorado from 1993 to 2004 and first encountered RE/MAX when he introduced the S.A.F.E.R. (Safety Awareness for Every REALTOR) program to the company. He was then hired by the company as a Senior Franchise Development Consultant in Business Development, working his way up through a number of leadership positions until he was promoted to Chief Operating Officer in January 2016.

Under his leadership, Contos’ teams have launched major initiatives like a redesigned remax.com, a new franchise brand, Motto Mortgage, successful agent recruiting and retention campaigns and the highly lauded 2016 and 2017 national advertising campaigns.

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About the RE/MAX Network

RE/MAX was founded in 1973 by David and Gail Liniger, with an innovative, entrepreneurial culture affording its agents and franchisees the flexibility to operate their businesses with great independence. Over 110,000 agents provide RE/MAX a global reach of over 100 countries and territories. Nobody sells more real estate than RE/MAX as measured by total residential transaction sides.

RE/MAX, one of the world's leading franchisors of real estate brokerage services, and Motto Mortgage, an innovative mortgage brokerage franchise, are subsidiaries of RMCO, which is controlled and managed by RE/MAX Holdings, Inc. (NYSE: RMAX).

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "believe," "intend," "expect," "estimate," "plan," "outlook," "project" and other similar words and expressions that predict or indicate future events or trends that are not statements of historical matters. These forward-looking statements include statements regarding the Company's results of operations, performance and growth.  Forward-looking statements should not be read as guarantees of future performance or results. Forward-looking statements are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Such risks and uncertainties include, without limitation, (1) changes in business and economic activity in general, (2) changes in the real estate market, including changes due to interest rates and availability of financing, (3) the Company's ability to attract and retain quality franchisees, (4) the Company's franchisees' ability to recruit and retain real estate agents and mortgage loan originators, (5) changes in laws and regulations that may affect the Company's business or the real estate market, (6) failure to maintain, protect and enhance the RE/MAX and Motto Mortgage brands, (7) fluctuations in foreign currency exchange rates, as well as those risks and uncertainties described in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") and similar disclosures in subsequent SEC filings.  Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Except as required by law, the Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.